                                                                     EXHIBIT 4.1


                         DELTA INTERNET SERVICES, INC.
                             1996 STOCK OPTION PLAN
                           (as Adopted June 21, 1996)


     1.   Purpose.   The Delta Internet Services, Inc. (the "Corporation") 1996
          -------
Stock Option Plan (the "Plan") is intended to provide incentive to key employees, officers, directors, consultants, advisors and others expected to provide significant services to the Corporation, to encourage proprietary interest in the Corporation, to encourage such key employees to remain in the employ of the Corporation, to attract new employees with outstanding qualifications, and to afford additional incentive to others to increase their efforts in providing significant services to the Corporation.

     2.   Definitions.
          -----------

          a. "Award" shall mean the grant of an Option or a Stock Appreciation Right pursuant to the Plan.

          b.   "Board" shall mean the Board of Directors of the Corporation.

          c.   "Code" shall mean the Internal Revenue Code of 1986, as amended.

          d. "Committee" shall mean the committee, if any, appointed by the Board in accordance with Section 4 of the Plan.

          e. "Common Stock" shall mean the Common Stock, par value $0.01 per share, of the Corporation.

          f. "Corporation" shall mean Delta Internet Services, Inc., a California corporation, and its Subsidiaries.

          g. "Disability" shall mean the condition of an Employee or member of the Board who is unable to perform his or her substantial and material job duties due to injury or sickness or such other condition as the Board or Committee may determine in its sole discretion.

          h. "Eligible Persons" shall mean officers, directors and employees of, and consultants and advisors to, the Corporation and other persons expected to provide significant services to the Corporation. For purposes of this Plan, a director or a consultant, vendor, customer, or other provider of significant services to the Corporation shall be deemed to be an Employee, and will be eligible to receive Non-statutory Stock Options only after finding the value of the services rendered or to be rendered to the Corporation is at least equal to the value of the options being granted.

          i. "Employee" shall mean an individual who is employed (within the meaning of Code Section 3401 and the regulations thereunder) by the Corporation.

          j. "Exercise Price" shall mean the price per Share of Common Stock, determined by the Board or the Committee, at which an Award may exercised.

          k. "Fair Market Value" shall mean the value of one (1) Share of Common Stock, determined as follows:

              (i) If the Shares are traded on an exchange, the price at which Shares traded at the close of business on the date of valuation;

              (ii) If the Shares are traded over-the-counter on the NASDAQ System, the closing price if one is available, or the mean between the bid and asked prices on said System at the close of business on the date of valuation; and

              (iii) If neither (1) nor (2) applies, the fair market value as determined by the Board or the Committee in good faith. Such determination shall be conclusive and binding on all persons.

          l.   "Incentive Stock Option" shall mean an option described in
Section 422(b) of the Code.

          m. "Non-statutory Stock Option" shall mean an option not described in Section 422(b) or 423(b) of the Code.

          n. "Option" shall mean any Non-statutory Stock Option or Incentive Stock Option granted pursuant to the Plan.

          o. "Optionee" shall mean any Eligible Person who has received an option.

          p. "Participant" shall mean any Eligible Person granted an Award under the Plan.

          q. "Plan" shall mean the Delta Internet Services, Inc. 1996 Stock Option Plan, as it may be amended from time to time.

          r. "Purchase Price" shall mean the Exercise Price times the number of Shares with respect to which an Award is exercised.

          s. "Retirement" shall mean the voluntary termination of employment by an Employee upon the attainment of age sixty-five (65) and the completion of not less than twenty (20) years of service with the Corporation or a subsidiary of the Corporation.

          t. "Share" shall mean one (1) share of Common Stock, adjusted in accordance with Section 11 of the Plan (it applicable).

          u. "Stock Appreciation Right" shall mean the right to receive a number of Shares or a cash amount, or a combination of Shares and cash, based upon the Fair Market Value, book value or other measure determined by the Board or the Committee, as the case may be, pursuant to Section 8 of the Plan.

          v. "Subsidiary" shall mean any corporation at least fifty percent (50%) of the total combined voting power of which is owned by the Corporation or by another Subsidiary.

          w. "Termination of Employment" shall mean the time when the employee-employer relationship or directorship between the Optionee and the Corporation is terminated for any reason, with or without cause, including but not limited to any termination by resignation, discharge, death or retirement; provided, however, Termination of Employment shall not include a termination where there is a simultaneous reemployment of the Optionee by the Corporation. The Committee, in its absolute discretion, shall determine the effect of all matters and questions relating to Termination of Employment, including but not limited to the question of whether any Termination of Employment was for cause and all questions of whether particular leaves of absence constitute Terminations of Employment. With respect to Incentive Stock Options, a leave of absence shall constitute a Termination of Employment if, and to the extent that, such leave of absence interrupts employment for the purposes of Section 422(a)(2) of the Code.

     3.   Effective Date.  The Plan was adopted by the Board on June 21, 1996,
          --------------
subject to the approval by the Corporation's shareholders. The Plan was submitted to shareholders for their approval after receipt of Board approval and was adopted by written consent dated June 21, 1996. The effective date of the Plan shall be deemed to be June 21, 1996.

     4.   Administration.  The Plan shall be administered by the Board or a
          --------------
Committee of the Board consisting of two or more members of the Board. The Board shall appoint one of the members of the Committee, if there be one, as Chairman of the Committee. The Committee shall hold meetings at such times and places as it may determine. Acts of a majority of the Board or Committee, or acts reduced to or approved in writing by a majority of the members of the Board or the Committee, shall be the valid acts of the Board or the Committee. The Board, or the Committee if there be one, shall from time to time at its discretion select the Eligible Employees and consultants who are to be granted Awards, determine the number of Shares or cash, or the combination thereof, to be applicable to such Award, and designate any Options as Incentive Stock options or Non-statutory Stock Options, except that no Incentive Stock Option may be granted to a non-employee director or a non-employee consultant. A member of the Board or a Committee member shall in no event participate in any determination relating to Awards held by or to be granted to such Board or Committee member. The interpretation and construction by the Board, or by the Committee if there be one, of any provision of the Plan or of any Award granted thereunder shall be final. No member of the Board or of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award granted thereunder. In addition to any right of indemnification provided by the Articles of Incorporation or Bylaws of the Corporation, such person shall be indemnified and held harmless by the Corporation from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by him in connection with any claim, suit, action or proceeding to which he may be a party by reason of any action or omission under the Plan.

     5.   Participation.  Only Eligible Persons shall be eligible to receive
          -------------
grants of Awards under the Plan.

     6.   Stock.  The stock subject to Options granted under the Plan shall be
          -----
Shares of the Corporation's authorized but unissued or reacquired Common Stock. The aggregate number of Shares which may be issued upon exercise of Awards under the Plan shall not exceed 2,000,000 shares. The number of Shares subject to Awards outstanding at any time shall not exceed the number of Shares remaining available for issuance under the Plan. In the event that any outstanding Award for any reason expires or is terminated, the Shares allocable to the unexercised portion of such Award may again be made subject to any Award. The limitations established by this Section 6 shall be subject to adjustment in the manner provided in Section 11 hereof upon the occurrence of an event specified therein.

     7.   Terms and Conditions of Options.
          -------------------------------

          a.   Stock Option Agreements.  Options granted to Participants shall
               -----------------------
be evidenced by written stock option agreements in such form as the Board or the Committee shall from time to time determine. Such agreements shall comply with and be subject to the terms and conditions set forth below.

          b.   Number of Shares.  Each Option granted to a Participant shall
               ----------------
state the number of Shares to which it pertains and shall provide for the adjustment thereof in accordance with the provisions of Section 11 hereof.

          c.   Exercise Price.  Each Option granted to a Participant shall state
               --------------
the Exercise Price. The Exercise Price for any Option shall not be less than eighty-five percent (85%) of the Fair Market Value on the date of grant.

          d.   Medium and Time of Payment.  The Purchase Price for each Option
               --------------------------
granted to a Participant shall be payable in full in United States dollars upon the exercise of the Option; provided, however, that if the applicable Option
                            -----------------
Agreement so provides the Purchase Price may be paid, (i) by the surrender of Shares in good form for transfer, owned by the person exercising the Option and having a Fair Market Value on the date of exercise equal to the Purchase Price, or in any combination of cash and Shares, as long as the sum of the cash so paid and the Fair Market Value of the Shares so surrendered equal the Purchase Price,
(ii) by cancellation of indebtedness owed by the Corporation to the Optionee,
(iii) with a full recourse promissory note executed by the Optionee, or (iv) any combination of the foregoing. The interest rate and other terms and conditions of such note shall be determined by the Board or the Committee. The Board or the Committee may require that the Optionee pledge his or her Shares to the Corporation for the purpose of securing the payment of such note. In no event shall the stock certificate(s) representing such Shares by released to the Optionee until such note shall be been paid in full. In the event the Corporation determines that it is required to withhold state or Federal income tax as a result of the exercise of an Option, as a condition to the exercise thereof, an Employee may be required to make arrangements satisfactory to the Corporation to enable it to satisfy such withholding requirements.

          e.   Term and Nontransferability of Options.  Each Option shall state
               --------------------------------------
the time or times which all or part thereof becomes exercisable, subject to the following restrictions. No option shall be exercisable after the expiration of ten (10) years from the date it was granted. No Option shall be exercisable except by the Optionee. No Option shall be assignable or transferable, except pursuant to a qualified domestic relations order as defined in Code Section 414(p) or, in the event of the Optionee's death, by will or the laws of descent and distribution.

          f.   Termination of Employment, Except by Death, Disability or
               ---------------------------------------------------------
Retirement. Upon any Termination of Employment for any reason other than his or
----------
her death, Disability or Retirement, such Optionee shall have the right, subject to the restrictions of (e) above, to exercise the Option at any time within three (3) months after termination of employment, but only to the extent that, at the date of termination of employment, the Optionee's right to exercise such Option had accrued pursuant to the terms of the applicable option agreement and had not previously been exercised; provided, however, that if the Optionee was
                                   --------  -------
terminated as an Employee or removed as a member of the Board for cause (as defined in the applicable option agreement or as determined by the Board or the Committee) any Option not exercised in full prior to such termination shall be canceled. For this purpose, the employment relationship shall be treated as continuing intact while the Optionee is on military leave, sick leave or other bona fide leave of absence (to be determined in the sole discretion of the Board or the Committee). The foregoing notwithstanding, in the case of an Incentive Stock Option, employment shall not be deemed to continue beyond the ninetieth
(90th) day after the Optionee's reemployment rights are guaranteed by statute or by contract.

          g.   Death of Optionee.  If an Optionee dies while an Employee or
               -----------------
within three (3) months after any Termination of Employment other than for cause, and has not fully exercised the Option, then the Option may be exercised in full, subject to the restrictions of (e) above, at any time within twelve
(12) months after the Optionee's death, by the executors or administrators of his or her estate or by any person or persons who have acquired the Option directly from the Optionee by bequest or inheritance, but only to the extent that, at the date of death, the Optionee's right to exercise such Option had accrued and had not been forfeited pursuant to the terms of the applicable Option Agreement and had not previously been exercised.

          h.   Disability of Optionee.  Upon Termination of Employment for
               ----------------------
reason of Disability, such Optionee shall have the right, subject to the restrictions of (e) above, to exercise the Option at any time within twelve (12) months after termination of employment, but only to the extent that, at the date of termination of employment, the Optionee's right to exercise such Option had accrued pursuant to the terms of the applicable Option Agreement and had not previously been exercised.

          i.   Retirement of Optionee.  Upon Retirement, an Optionee shall have
               ----------------------
the right, subject to the restrictions of (e) above, to exercise the Option at any time within three (3) months after termination of employment, but only to the extent that, at the date of termination of employment, the Optionee's right to exercise such Option had accrued pursuant to the terms of the applicable Option Agreement and had not previously been exercised.

          j.   Rights as a Stockholder.  An Optionee, or a transferee of an
               -----------------------
Optionee, shall have no rights as a stockholder with respect to any Shares covered by his or her Option until the date of the issuance of a stock certificate for such Shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property), distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Section 11 hereof.

          k.   Modification, Extension and Renewal of Option.  Within the
               ---------------------------------------------
limitations of the Plan, the Board or the Committee may modify, extend or renew outstanding Options or accept the cancellation of outstanding Options (to the extent not previously exercised) for the granting of new Options in substitution therefor. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, alter or impair any rights or obligations under any Option previously granted.

          l.   Other Provisions.  The stock option agreements authorized under
               ----------------
the Plan may contain such other provisions not inconsistent with the terms of the Plan (including, without limitation, restrictions upon the exercise of the Option) as the Committee shall deem advisable.

     8.   Stock Appreciation Rights.
          -------------------------

          a.   Grant.  Stock Appreciation Rights related or unrelated to Options
               -----
may be granted to Eligible Employees:

                (i) at any time if unrelated to an Award or if related to an Award other than an Incentive Stock Option; or

                (ii) only at the time of grant of an Incentive Stock Option if related thereto.

A Stock Appreciation Right may extend to all or a portion of the Shares covered by a related Award.

          b.   Exercise of Stock Appreciation Rights.  A Stock Appreciation
               -------------------------------------
Right granted in connection with an Award shall be exercisable only at such time or times, and to the extent, that a related Award is exercisable. A Stock Appreciation Right granted in connection with an Incentive Stock Option may be exercisable only when the Fair market Value of the Shares subject to the Incentive Stock Option exceeds the Exercise Price of the Incentive Stock Option.

          c.   Payment.
               -------

               (a) Upon the exercise of a Stock Appreciation Right, and if such Stock Appreciation Right is related to an Award surrender of an exercisable portion of the related Award, the Participant shall be entitled to receive payment of an amount determined by multiplying:

                   (i) the difference obtained by subtracting (x) either (A) the Purchase Price of a Share of Common Stock specified in the related Award, or (B) if such Stock Appreciation Right is unrelated to an Award, the Fair Market Value of a Share of Common Stock on the date of grant of the Stock Appreciation Right, from (y) the Fair Market Value, book value or other measure specified in the Award of such Stock Appreciation Right of a share of Common Stock on the date of exercise of such Stock Appreciation Right, by

                   (ii) the number of shares as to which such Stock Appreciation Right has been exercised.

               (b) The Board or the Committee, as the case may be, in its sole discretion, may require settlement of the amount determined under paragraph (a) above solely in cash, solely in shares of Common Stock (valued at Fair Market Value on the business day next preceding the date of exercise of such Stock Appreciation Right), or partly in such shares and partly in cash.

          d.   Maximum Stock Appreciation Right Term.  Each Stock Appreciation
               -------------------------------------
Right and all rights and obligations thereunder shall expire on such date as shall be determined by the Board or the Committee, but not later than ten (10) years after the date of the Award thereof, and shall be subject to earlier termination as provided in the related Award Agreement and Sections 7(f ), (g),
(h) and (i).

     9.   Limitation on Value of Exercisable Shares.  In the case of Incentive
          -----------------------------------------
Stock Options granted hereunder, the aggregate Fair Market Value (determined as of the date of the grant thereof) of the Shares with respect to which Incentive Stock Options become exercisable by any employee of the Company for the first time during any calendar year (under this Plan and all other plans maintained by the Corporation, its parent or its Subsidiaries) shall not exceed $100,000.

     10.  Term of Plan.  Options may be granted pursuant to the Plan until the
          ------------
expiration of ten (10) years from the effective date of the Plan.

     11.  Recapitalizations.  Subject to any required action by shareholders
          -----------------
the number of Shares covered by the Plan as provided in Section 6 hereof, the number of Shares covered by each outstanding Award and the Exercise Price thereof shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a subdivision or consolidation of Shares or the payment of a stock dividend (but only of Common Stock) or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Corporation. Subject to any required action by stockholders, if the Corporation is the surviving corporation in any merger or consolidation, each outstanding Award shall pertain and apply to the securities to which a holder of the number of Shares subject to the Award would have been entitled. In the event of a merger or consolidation in which the Corporation is not the surviving corporation, the date of exercisability of each outstanding Award shall be accelerated to a date prior to such merger or consolidation, unless the agreement of merger or consolidation provides for the assumption of the Award by the successor to the Corporation. To the extent that the foregoing adjustments relate to securities of the Corporation, such adjustments shall be made by the Board or the Committee, whose determination shall be conclusive and binding on all persons. Except as expressly provided in this Section 11, the Participant shall have no rights by reason of subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class or by reason of any dissolution, liquidation, merger or consolidation or spin-off of assets or stock of another corporation, and any issue by the Corporation of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or Exercise Price of Shares subject to an Award. The grant of an Award pursuant to the Plan shall not affect in any way the right or power to the Corporation to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business assets.

     12.  Securities Law Requirements.
          ---------------------------

          a.   Legality of Issuance.  The issuance of any Shares upon the
               --------------------
exercise of any Award and the grant of any Award shall be contingent upon the following:

               (i) the Corporation and the Participant shall have taken all actions required to register the Shares under the Securities Act of 1933, as amended (the "Act"), and to qualify the Award and the Shares under any and all applicable state securities or "blue sky" laws or regulations, or to perfect an exemption from the respective registration and qualification requirements thereof;

               (ii) any applicable listing requirement of any stock exchange on which the Common Stock is listed shall have been satisfied; and

               (iii) any other applicable provision of state or federal law shall have been satisfied.

          b.   Restrictions on Transfer.  Regardless of whether the offering and
               ------------------------
sale of Shares under the plan has been registered under the Act or has been registered or qualified under the securities laws of any state, the Corporation may impose restrictions on the sale, pledge or other transfer of such Shares (including the placement of appropriate legends on stock certificates) if, in the judgment of the Corporation and its counsel, such restrictions are necessary or desirable in order to achieve compliance with the provisions of the Act, the securities laws of any state or any other law. In the event that the sale of Shares under the Plan is not registered under the Act but an exemption is available which required an investment representation or other representation, each Participant shall be required to represent that such Shares are being acquired for investment, and not with a view to the sale or distribution thereof, and to make such other representations as are deemed necessary or appropriate by the Corporation and its counsel. Any determination by the Corporation and its counsel in connection with any of the matters set forth in this Section 12 shall be conclusive and binding on all persons. Stock certificates evidencing Shares acquired under the Plan pursuant to an unregistered transaction shall bear the following restrictive legend and such other restrictive legends as are required or deemed advisable under the provisions of any applicable law.

     "THE SALE OF THE SECURITIES REPRESENTED HEREBY HAS NOT BEEN. REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT"). ANY TRANSFER OF SUCH SECURITIES WILL BE INVALID UNLESS A REGISTRATION STATEMENT UNDER THE ACT IS IN EFFECT AS TO SUCH TRANSFER OR IN THE OPINION OF COUNSEL FOR THE ISSUER SUCH REGISTRATION IS UNNECESSARY IN ORDER FOR SUCH TRANSFER TO COMPLY WITH THE ACT."

          c.   Registration or Qualification of Securities.  The Corporation
               -------------------------------------------
may, but shall not be obligated to, register or qualify the issuance of Awards and/or the sale of Shares under the Act or any other applicable law. The Corporation shall not be obligated to take any affirmative action in order to cause the issuance of Awards or the sale of Shares under the plan to comply with any law.

          d.   Exchange of Certificates.  If, in the opinion of the Corporation
               ------------------------
and its counsel, any legend placed on a stock certificate representing shares sold under the Plan is no longer required, the holder of such certificate shall be entitled to exchange such certificate for a certificate representing the same number of Shares but lacking such legend.

     13.  Amendment of the Plan.  The Board or the Committee may from time to
          ---------------------
time, with respect to any Shares at the time not subject to Awards, suspend or discontinue the Plan or revise or amend it in any respect whatsoever except that, without the approval of the Corporation's stockholders, no such revision or amendment shall:

          a. Materially increase the benefits accruing to participants under the Plan;

          b.   Materially increase the number of Shares subject to the Plan;

          c. Materially modify the requirements as to eligibility for participation in the Plan; or

          d.   Amend this Section 13 to defeat its purpose.

     Notwithstanding the foregoing, the Board may revise or amend the Plan without stockholder approval in order to ensure the Plan's compliance with the Code, any successor provisions of the Code or any other applicable law.

     14.  Application of Funds.  The proceeds received by the Corporation from
          --------------------
the sale of Common Stock pursuant to the exercise of an Award will be used for general corporate purposes.

     15.  Execution.  To record the adoption of the Plan in the form set forth
          ---------
above by the Board as of June 21, 1996, the Corporation has caused this Plan to be executed in the name and on behalf of the Corporation where provided below by an officer of the Corporation thereunto duly authorized.

     IN WITNESS WHEREOF, the Plan is adopted as of the effective date hereof.


                              DELTA INTERNET SERVICES, INC.,
                              a California corporation

                              By:/s/  Neal Barry
                                 -----------------------------
                                      Neal Barry,
                                      President

                         DELTA INTERNET SERVICES, INC.

                             1996 STOCK OPTION PLAN

                             STOCK OPTION AGREEMENT

     This Agreement confirms the terms of your stock options granted to you by Delta Internet Services, Inc., a California corporation (the "Corporation") under its 1996 Stock Option Plan (the "Plan").

     1.  Grant of Rights.
         ---------------

          You have been granted stock options (either incentive common stock options ("ISOs") or non-statutory stock options ("NSOs") (the "Option" or "Options") and/or stock appreciation rights ("SARs") (Options and SARs are referred to collectively as the "Rights"), in any combination, as reflected in the attached schedule ("Annex A"). The Corporation will amend Annex A from time to time to reflect changes to the amounts, the vesting dates, the exercise prices and the expiration dates of the Rights. The most recent amendment of Annex A will replace any prior schedules.

     2.  Stock Options.
         -------------

          a. An "Option" is the right to purchase shares of the Corporation's common stock during a defined period of time at a specified price (the "Underlying Shares"). The Option will be characterized as either an ISO or an NSO for tax purposes:

               (a)  ISO.
                    ---

                    (i) An "ISO" is an option granted to an individual for any reason connected with his or her employment by a corporation, as more fully described in Section 422(b) of the Code. The principal benefit of an ISO is that the recipient is not taxed on the receipt or exercise of the ISO; any tax is imposed as capital gain when the employee sells the stock received on the exercise of a qualifying ISO. Only actual employees of the Corporation may receive ISOs (officers are generally deemed employees for this purpose.)

                    (ii) If you exercise an ISO at least two years after the date of the grant you will not be taxed upon the exercise of the ISO, but will be taxed only on the sale of the Stock. If you exercise the ISO within two years from the date of the grant, the gain between the exercise price and the fair market value of the Stock on the date of exercise will be taxed as ordinary income.

                    (iii) The sale of the Stock for an amount greater than the exercise price of the ISO will be taxable to you as either ordinary income or long term capital gain, depending on the amount of time that has passed since the date the Option was exercised. You should discuss the holding period and other requirements for ISO qualification with your own tax advisor before exercising your ISO or selling your Shares.

                     (iv) The excess, if any, of the fair market value of the shares of the Stock on the date of exercise over the Exercise Price will be treated as a tax preference item for federal income tax purposes and, depending upon your own personal income tax situation, you may be subject to the alternative minimum tax in the year of exercise.

                     (v) You must notify the Corporation of the following events within thirty (30) days after they occur: (i) the early exercise of the Option; or (ii) disposition of the Underlying Shares.

               (b)  NSO.
                    ---

                    (i) An "NSO" is any option other than an ISO, including an Option initially granted as an ISO but with respect to which not all of the statutory requirements have been met. If the Option is an NSO, you may be subject to regular federal and state income tax liability upon the exercise of the Option. You will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of (i) the fair market value of the Stock, at the close of trading on the business day before the date of exercise over (ii) the Exercise Price.

                    (ii) If you sell the Underlying Shares on the same day that you exercise them, fair market value will be the actual price per share at which you sell the Underlying Shares. In all other cases, the fair market value will be the price per share at the close of trading on the business day before the date of exercise.

                    (iii) If you are an employee of the Corporation, your employer may be required to withhold from your compensation or collect from you and pay to the applicable taxing authorities an amount equal to a percentage of this compensation income at the time of exercise.

                    (iv) Upon the sale of the Stock, any appreciation in the value of the Stock from date the Option was exercised is taxable to you as either ordinary income or long term capital gain, depending on the amount of time that has passed since the date the Option was exercised. You should discuss the holding period with your own tax advisor before exercising your NSO or selling your Shares.

          This is only is a brief summary of some of the federal and state tax consequences relating to the exercise of a stock option and the disposition of the Underlying Shares. THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. YOU SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THE OPTION OR DISPOSING OF THE UNDERLYING SHARES SO THAT YOU WILL FULLY UNDERSTAND THE TAX CONSEQUENCES BASED ON YOUR PARTICULAR SITUATION.

          b. If you decide to exercise your Options to purchase the Underlying Shares, the price will be the price per share shown on Annex A.

          c. You may exercise your Options in whole or in part at any time after the expiration of the vesting period provided in the Plan. You may
-----
exercise your Options by giving the Corporation written notice of the number of Shares that you wish to exercise. Your notice must be accompanied by the full payment of the Purchase Price in any manner permitted under the Plan.

          d. Your Option will expire if not exercised within ten (10) years from the date of the grant. In addition, you may not exercise your Option if:
(i) Your Employment is terminated for cause; (ii) Three (3) months has passed since the date of your Termination of Employment by reason of Retirement or other than for cause (but only to the extent, at the date of the Termination of Employment, your right to exercise the Options has accrued pursuant to the terms of the grant and has not previously been exercised); or (iii) One (1) year has passed since the date of your Termination of Employment by reason of death or Disability.

          Your Termination of Employment shall be the earlier of (i) the date when your service in fact terminated or (ii) the date when you gave or received written notice that your service is to terminate.

          Termination for cause shall include, but not be limited to, termination resulting from the conviction of a felony, misappropriation of assets of the Corporation, continued or repeated insobriety, continued or repeated absence from service during the usual working hours of your position for reason other than disability or sickness, or refusal to carry out the reasonable directions of the Corporation's executive officers or of the Board. Termination of Employment includes the termination of the recipient's engagement as independent contractor or director.

          e. You shall not have any rights as a shareholder with respect to any of the Underlying Shares of the Options until (i) you have exercised your Options as described above and (ii) the Corporation has issued and delivered to you a certificate representing the Underlying Shares. You will not be entitled to receive dividends or other rights for which the record date is prior to the date such stock certificates are issued.

          f. You may sell the Underlying Shares you receive upon exercise of your Options immediately, unless legal counsel to the Corporation determines that the sale would violate federal or state securities laws.

          Description of SARs.
          -------------------

          An "SAR" is an unfunded deferred obligation of the Corporation to pay to the recipient of the SAR upon exercise an amount of cash equal to the excess, if any, of (i) the fair market value of a share at the time of exercise of the SAR over (ii) the fair market value at the time that the SAR was issued (or such other stated value as set forth on Annex A). There are no tax consequences to you upon the grant of an SAR. When you exercise your SAR and receive cash, you will have ordinary compensation income. If you are an Employee, your employer may be required to withhold from your compensation or collect from you and pay to the applicable taxing authorities an amount equal to a percentage of this compensation income.

          a.   An SAR vests as stated in Annex A.

          b. An SAR shall be exercisable only at such time or times, and to the extent, that a related Option is exercisable. A SAR granted in connection with an ISO may be exercisable only when the Fair Market Value of the Shares subject to the ISO exceeds the Exercise Price of the ISO.

          c. An SAR will terminate if: (i) your Employment is terminated for cause; (ii) three (3) months has passed since the date of your Termination of Employment by reason of Retirement or other than for cause; or (iii) One (1) year has passed since the date of your Termination of Employment by reason of death or Disability.

     3.   Transferability.
          ---------------

          Unless the Corporation otherwise consents in writing, the Rights (i) shall be non-assignable and non-transferable, either voluntarily or by operation of law, except pursuant to a qualified domestic relations order or by will or by operation of the laws of descent and distribution, (ii) shall not be pledged or hypothecated in any way, and (iii) shall be exercisable during your lifetime only by you. Except as otherwise provided in this Agreement, any attempted alienation, assignment, pledge, hypothecation, attachment, execution or similar process, whether voluntary or involuntary, with respect to all or any part of the Rights, shall be null and void and, at the Corporation's option, shall cause all of your Rights to terminate. Any transfer, other than those described in clauses (i), (ii), (iii) above, even if consented to by the Corporation, may cause your Options not to be ISOs.

     4.   Effect of a Reorganization.
          --------------------------

          Any Rights awarded to you under this Agreement shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a subdivision or consolidation of Shares or the payment of a stock dividend (but only of Common Stock) or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Corporation. If the Corporation is the surviving corporation in any merger or consolidation, each outstanding Right shall pertain and apply to the securities to which a holder of the number of Shares subject to the Right would have been entitled. In the event of a merger or consolidation in which the Corporation is not the surviving corporation, the date of exercisability of each outstanding Right shall be accelerated to a date prior to such merger or consolidation, unless the agreement of merger or consolidation provides for the assumption of the Right by the successor to the Corporation. Except as expressly provided in the Plan, you shall have no rights by reason of subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class or by reason of any dissolution, liquidation, merger or consolidation or spin-off of assets or stock of another corporation, and any issue by the Corporation of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or Exercise Price of Shares subject to a Right. The grant of a Right pursuant to the Plan shall not affect in any way the right or power to the Corporation to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business assets.

     5.   Notices.
          -------

          You should address any notice to the Corporation in care of Mr. Neal Barry, President of the Corporation. The Corporation will address any notice to you at the address then currently on file with the Corporation. Notice shall be deemed given when mailed in a correctly stamped and addressed envelope.

     6.   Miscellaneous.
          -------------

          The Corporation has provided you with a copy of the Plan. The Corporation assumes that you have read and understood the Plan prior to entering into this Agreement. The terms and definitions of the Plan are incorporated into this Agreement. The terms of the Plan will control if there is any conflict between the terms of this Agreement and the Plan. The Board, or the Corporation's Stock Option Committee if there be one, has the power to interpret the Plan and this Agreement and all actions taken and all interpretations and determinations made by the Board or the Committee are final and binding. This Agreement and the Plan constitute the entire agreement between the Corporation and you and supersedes any prior agreements. This agreement may be exercised in two or more counterparts all of which shall constitute one and the same agreement. This Agreement shall be governed by and construed under the laws of the State of California.


                                    DELTA INTERNET SERVICES, INC.,
                                    a California Corporation


Date:_____________                  By:__________________________________



RECIPIENT OF GRANT                  _____________________________________
                                    Name:
                                    Address:

                         DELTA INTERNET SERVICES, INC.

                             1996 STOCK OPTION PLAN

                             STOCK OPTION AGREEMENT

                                    ANNEX A


Employee Name:

Date of Preparation:

                                    OPTIONS

              NUMBER      TYPE                                    EXPIRATION
GRANT DATE    GRANTED   (ISO/NSO)  EXERCISE PRICE  VESTING DATE      DATE
-----------  ---------  ---------  --------------  ------------   ----------

                         DELTA INTERNET SERVICES, INC.
                             STOCK OPTION AGREEMENT
                          (NON-STATUTORY STOCK OPTION)

This Agreement is made and entered into effective as of ____________, 19__, by and between DELTA INTERNET SERVICES, INC., a California corporation (the "Corporation"), and ______________ (the "Optionee").

     1.  Grant of Option.  The Corporation hereby grants to Optionee as of the
         ---------------
date hereof the right and option to purchase, on the terms and conditions hereinafter set forth, all or any part of an aggregate of ___________ shares of Common Stock (the "Option"), subject to adjustment in accordance with the provisions of Paragraph 18 below. It is understood and acknowledged that the Option is granted under the 1996 Stock Option Plan of the Corporation and are designated as a Nonstatutory Stock Option which will not qualify as an Incentive Stock Option under Section 422A of the Code.

     2.  Option Price.  The price to be paid for Stock upon exercise of the
         ------------
Option or any part thereof shall be $____ per share (the "Purchase Price"), which is equal to or greater than 85% of the Fair Market Value of one share of Stock as of the date hereof

     3.  Right to Exercise.  The right to exercise the Option shall accrue
         -----------------
immediately.

     4.  Securities Law Requirements.  No part of the Option shall be exercised
         ---------------------------
if counsel to the Corporation determines that any applicable registration requirement under the Securities Act of 1933, as amended, or any other applicable requirement of Federal or state law has not been met.

     5.  Term of Option.  The Option shall terminate in any event on the
         --------------
earliest of (a) ___________, ____, at 11:59 P.M., (b) the expiration of the period described in Paragraph 6 below, (c) the expiration of the period described in Paragraph 7 below, (d) the expiration of the period described in Paragraph 8 below, or (e) the expiration of the period described in Paragraph 9 below.

     6.  Exercise Following Termination of Employment Except By Death,
         -------------------------------------------------------------
Disability or Retirement.  If the Optionee's service with the Corporation
------------------------
terminates for any reason other than death, disability or retirement, the Option (to the extent it has not previously been exercised and is then exercisable) may be exercised within the period of three (3) consecutive months commencing immediately following the date of such termination (but not later than the termination date set forth in Paragraph 5(a) above). The foregoing notwithstanding, the Option shall cease to be exercisable on the date of such termination if the termination is for cause. For this purpose, "cause" shall mean conviction of a felony, misappropriation of assets of the Corporation or any subsidiary, continued or repeated insobriety, continued or repeated absence from service during the usual working hours of the Optionee's position for reason other than disability or sickness, or refusal to carry out the reasonable directions of the Corporation's Board of Directors.

     7.  Exercise Following Death.  If the Optionee's service with the
         ------------------------
Corporation terminates by reason of the Optionee's death, or if the Optionee dies after termination of service but while the Option would have been exercisable hereunder, the Option (to the extent it has not previously been exercised and is then exercisable) may be exercised within twelve (12) months after the date of Optionee's death (but not later than the termination date set forth in Paragraph 5(a) above). The exercise may be made by Optionee's representative or by the person entitled thereto under Optionee's will or the laws of descent and distribution; provided that such representative or such person consents in writing to abide by and be subject to the terms of this Agreement and such writing is delivered to the President of the Corporation.

     8.  Exercise Following Disability.  If the Optionee's service with the
         -----------------------------
Corporation terminates by reason of the Optionee's disability, the Option (to the extent not previously exercised and is then exercisable) may be exercised for a period of twelve (12) months after the date of termination for reason of disability (but not later than the termination date set forth in Paragraph 5(a) above).

     9.  Exercise Following Retirement.  If the Optionee's service with the
         -----------------------------
Corporation terminates by reason of retirement (the voluntary retirement of employment upon attainment of 65 years of age and completion of 20 years of service), the Option (to the extent it has not previously been exercised and is then exercisable) may be exercised within three (3) consecutive months after the date of the Optionee's retirement (but not later than the termination date set forth in Paragraph 5(a) above).

     10.  Time of Termination of Service.  For the purposes of this Agreement,
          ------------------------------
Optionee's service shall be deemed to have terminated on the earlier of (a) the date when Optionee's service in fact terminated or (b) the date when the Optionee gave or received written notice that his or her service is to terminate.

     11.  Nontransferability.  Unless the Corporation otherwise consents in
          ------------------
writing, the option and all rights and privileges granted hereunder shall be non-assignable and non-transferable by the Optionee, either voluntarily or by operation of law, except by will or by operation of the laws of descent and distribution, shall not be pledged or hypothecated in any way, and shall be exercisable during lifetime only by the Optionee. Except as otherwise provided herein, any attempted alienation, assignment, pledge, hypothecation, attachment, execution or similar process, whether voluntary or involuntary, with respect to all or any part of the Option or any right thereunder, shall be null and void and, at the Corporation's option, shall cause all of Optionee's rights under this Agreement to terminate.

     All certificates representing shares of Stock purchased upon the exercise of the Option shall bear the following legend:

     "THE SALE OF THE SECURITIES REPRESENTED HEREBY HAS NOT SEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT"). ANY TRANSFER OF SUCH SECURITIES WILL BE INVALID UNLESS A REGISTRATION STATEMENT UNDER THE ACT IS IN EFFECT AS TO SUCH TRANSFER OR IN THE OPINION OF COUNSEL FOR THE ISSUER SUCH REGISTRATION IS UNNECESSARY IN ORDER FOR SUCH TRANSFER TO COMPLY WITH THE ACT."

     12.  Effect of Exercise.  Upon exercise of all or any part of the Option,
          ------------------
the number of shares of Stock subject to option under this Agreement shall be reduced by the number of shares with respect to which such exercise is made.

     13.  Method of Exercise.  Each exercise of the Option shall be by means of
          ------------------
a written notice of exercise in substantially the form prescribed from time to time by the Board delivered to the Secretary of the Corporation at its principal office and accompanied by payment in full of the option price for each share of Stock purchased under the Option. Such notice shall specify the number of shares of Stock with respect to which the Option is exercised and shall be signed by the person exercising the Option. If the Option is exercised by a person other than the Optionee, such notice shall be accompanied by proof, reasonably satisfactory to the Corporation, of such person's right to exercise the Option.

     The Purchase Price specified in Paragraph 2 above shall be paid in full upon the exercise of the Option (i) by cash, in United States dollars; by the surrender of Shares in good form for transfer, owned by the person exercising the Option and having a Fair Market Value on the date of exercise equal to the Purchase Price, or in any combination of cash and Shares, as long as the sum of the cash so paid and the Fair Market Value of the Shares so surrendered equal the Purchase Price; (ii) by cancellation of indebtedness owed by the Corporation to the Optionee; or (iii) by any combination of the foregoing. The Board of Directors may, but is not obligated to, accept a secured recourse promissory note of Optionee (bearing such rate of interest and such other terms as they may reasonably determine) as payment of the exercise price; provided, however, no
                                                        --------  -------
stock certificate representing the shares be released until the note shall have been paid in full.

     14.  Withholding Taxes.  If the Optionee is an employee or former employee
          -----------------
of the Corporation when all or part of the option is exercised, the Corporation may require the Optionee to deliver payment of any withholding taxes (in addition to the Option exercise price) in cash with respect to the difference between the Option exercise price and the fair market value of the Stock acquired upon exercise.

     15.  Issuance of Shares.  Subject to the foregoing conditions, the
          ------------------
Corporation, as soon as reasonably practicable after receipt of a proper notice of exercise and without transfer or issue tax or other incidental expense to the person exercising the Option, shall deliver to such person at the principal office of the Corporation, or such other location as may be acceptable to the Corporation and such person, one or more certificates for the shares of Stock with respect to which the option has been exercised. Such shares shall be fully paid and nonassessable and shall be issued in the name of such person. However, at the request of the Optionee, such shares may be issued in the names of the Optionee and his or her spouse (a) as joint tenants with right of survivorship,
(b) as community property or (c) as tenants in common without right of survivorship.

     16.  Limitation of Optionee's Right.  Neither Optionee nor any person
          ------------------------------
entitled to exercise the Option shall be or have any of the rights of a shareholder of the Corporation in respect of any share issuable upon the exercise of the Option unless and until a certificate or certificates representing shares of Stock shall have been issued and delivered upon exercise of the Option in full or in part. No adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificates are issued.

     17.  Consent Required to Transfer.  In connection with any underwritten
          ----------------------------
public offering by the Corporation of its equity securities pursuant to an effective registration statement filed under the 1933 Act, including the Corporation's initial public offering, Optionee shall not sell, make any short sale of loan, hypothecate, pledge, grant any option for the purchase of, or otherwise dispose or transfer for value or otherwise agree to engage in any of the foregoing transactions with respect to, any Stock purchased under the Option without the prior written consent of the Corporation or its underwriters. Such limitations shall be in effect for such period of time from and after the effective date of such registration statement as may be requested by the Corporation or such underwriters.

     18.  Recapitalizations.  Subject to any required action by shareholders,
          -----------------
the number of shares of Stock covered by this Option and the Option Price hereof specified in Paragraph 2 above shall be proportionately adjusted for any increase of decrease in the number of issued shares of Stock resulting from a subdivision or consolidation of Stock or the payment of a stock dividend (but only of Stock) or any other increase or decrease in the number of issued shares of Stock effected without receipt of consideration by the Corporation. Subject to any required action by shareholders, if the Corporation is the surviving corporation in any merger or consolidation, this Option shall pertain and apply to the securities to which a holder of the number of Stock subject to the Option would have been entitled. In the event of a merger or consolidation in which the Corporation is not the surviving corporation, the date of exercisability of this Option shall be accelerated to a date prior to such merger or consolidation unless the agreement of merger or consolidation provides for the assumption of the Option by the successor to the Corporation. To the extent that the foregoing adjustments relate to securities of the Corporation, such adjustments shall be made by the Board, whose determination shall be conclusive and binding on all persons. Except as expressly provided in this Paragraph 18, the Optionee shall have no rights by reason of subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class or by reason of any dissolution, liquidation, merger or consolidation or spin-off of assets or stock of another corporation, and any issue by the Corporation of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or Option Price of Stock subject to an Option.

     19.  Notices.  Any notice to the Corporation contemplated by this Agreement
          -------
shall be addressed to it in care of its President; any notice to the Optionee shall be addressed to him or her at the address on file with the Corporation on the date hereof or at such other address as Optionee may hereafter designate in a writing delivered to the Corporation as provided herein.

     20.  Interpretation.  The interpretation, construction, performance and
          --------------
enforcement of this Agreement shall he within the sole discretion of the Board, and the Board's determinations shall be conclusive and binding on all interested persons.

     21.  Governing Law.  This Agreement has been made, executed and delivered
          -------------
in, and the interpretation, performance and enforcement hereof shall be governed by and construed under the laws of the State of California.


     IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement, in the case of the Corporation by its duly authorized office, as the day and year first above written.

DELTA INTERNET SERVICES, INC.,
a California corporation


By:_______________________________




By:_______________________________



"OPTIONEE"


By:_______________________________